Exhibit 99.1

SPECIAL MEETING OF STOCKHOLDERS OF

EYETECH PHARMACEUTICALS, INC.

Thursday, November 10, 2005

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

ê Please detach along perforated line and mail in the envelope provided. ê

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

		FOR	AGAINST	ABSTAIN
1.	To adopt the Agreement and Plan of Merger dated as of August 21, 2005, among OSI Pharmaceuticals, Inc., Merger EP Corporation, a wholly-owned subsidiary of OSI, and Eyetech (the “Merger Agreement”), a copy of which is attached as Annex A to the proxy statement/prospectus.	☐	☐	☐

2.	To adjourn the Special Meeting, if necessary, to solicit additional proxies in favor of the Merger Agreement.	☐	☐	☐

WHEN PROPERLY EXECUTED, SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AT THE SPECIAL MEETING AS SPECIFIED HEREIN. IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED “FOR” EACH OF THE PROPOSALS LISTED ABOVE, AND, IN THE DISCRETION OF ANY OF THE PERSONS APPOINTED AS PROXIES, AS TO ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

WHETHER OR NOT YOU ARE ABLE TO ATTEND THE SPECIAL MEETING IN PERSON, PLEASE COMPLETE, DATE AND SIGN THIS PROXY IN THE SPACE PROVIDED AND RETURN IT IN THE ENVELOPE PROVIDED AS SOON AS POSSIBLE. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES. THIS ACTION WILL NOT LIMIT YOUR RIGHT TO VOTE IN PERSON AT THE SPECIAL MEETING.

Mark box at right if you plan to attend the Special Meeting. ☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

EYETECH PHARMACEUTICALS, INC.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
FOR THE SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON THURSDAY, NOVEMBER 10, 2005, AT 10:00 A.M., LOCAL TIME

     By signing on the reverse side, the undersigned hereby appoints David R. Guyer, M.D., Glenn Sblendorio and Joseph T. Kennedy, and each of them acting individually, as proxies for the undersigned, with full power of substitution, to represent and vote as designated hereon all shares of common stock of Eyetech Pharmaceuticals, Inc. (the “Company” or “Eyetech”) which the undersigned would be entitled to vote if personally present at the Special Meeting of Stockholders of the Company to be held at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, 399 Park Avenue, 31st Floor, New York, New York 10022, on Thursday, November 10, 2005, at 10:00 a.m., local time, and at any adjournment or postponement thereof, with respect to the matters set forth on the reverse side hereof.

     You can revoke your proxy at any time before it is voted at the Special Meeting. You can do this in three ways. First, you can send a written, dated notice to the Secretary of the Company at 3 Times Square, 12th Floor, New York, New York 10036, stating that you would like to revoke your proxy. Second, you can complete, date and submit a new proxy card with a later date. Third, you can attend the Special Meeting and vote in person.

     If the undersigned holds any of the shares of common stock in a fiduciary, custodial or joint capacity or capacities, this proxy is signed by the undersigned in every such capacity as well as individually.

     The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Special Meeting of Stockholders and a proxy statement/prospectus dated October 6, 2005.

(Continued, and to be signed, on the other side)

SPECIAL MEETING OF STOCKHOLDERS OF

EYETECH PHARMACEUTICALS, INC.

Thursday, November 10, 2005

PROXY VOTING INSTRUCTIONS

MAIL – Date, sign and mail your proxy card in the envelope provided as soon as possible.

- OR -
TELEPHONE – Call toll-free 1-800-PROXIES
(1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.
- OR -
INTERNET – Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

COMPANY NUMBER
ACCOUNT NUMBER

You may enter your voting instructions at 1-800-PROXIES or www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.

ê Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. ê

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

		FOR	AGAINST	ABSTAIN
1.	To adopt the Agreement and Plan of Merger dated as of August 21, 2005, among OSI Pharmaceuticals, Inc., Merger EP Corporation, a wholly-owned subsidiary of OSI, and Eyetech (the “Merger Agreement”), a copy of which is attached as Annex A to the proxy statement/prospectus.	☐	☐	☐

2.	To adjourn the Special Meeting, if necessary, to solicit additional proxies in favor of the Merger Agreement:	☐	☐	☐

WHEN PROPERLY EXECUTED, SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AT THE SPECIAL MEETING AS SPECIFIED HEREIN. IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED “FOR” EACH OF THE PROPOSALS LISTED ABOVE, AND, IN THE DISCRETION OF ANY OF THE PERSONS APPOINTED AS PROXIES, AS TO ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

WHETHER OR NOT YOU ARE ABLE TO ATTEND THE SPECIAL MEETING IN PERSON, PLEASE COMPLETE, DATE AND SIGN THIS PROXY IN THE SPACE PROVIDED AND RETURN IT IN THE ENVELOPE PROVIDED AS SOON AS POSSIBLE. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES. THIS ACTION WILL NOT LIMIT YOUR RIGHT TO VOTE IN PERSON AT THE SPECIAL MEETING.

Mark box at right if you plan to attend the Special Meeting. ☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.